Exhibit 10.7

GUARANTEE

March 31, 2003

Congress Financial Corporation (Florida), as Agent
  for and on behalf of the Lenders as referred to below
777 Brickell Avenue, Suite 808
Miami, Florida 33131

Re:          Mackie Designs Inc. (“Borrower”)

Gentlemen:

Congress Financial Corporation (Florida), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, a “Lender” and collectively, “Lenders”) have entered into financing arrangements with Borrower and the undersigned pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Borrower, the undersigned, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guarantee (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).

Due to the close business and financial relationships between Borrower and each of the undersigned (individually each a “Guarantor” and collectively, “Guarantors”), in consideration of the benefits which will accrue to Guarantors and as an inducement for and in consideration of Lenders (or Agent on behalf of Lenders) making loans and advances and providing other financial accommodations to Borrower pursuant to the Loan Agreement and the other Financing Agreements, each Guarantor hereby jointly and severally agrees in favor of Agent and Lenders as follows:

1.               Guarantee.

(a) Each Guarantor absolutely and unconditionally, jointly and severally, guarantees and agrees to be liable for the full and payment and performance when due of the following (all of which are collectively referred to herein as the “Guaranteed Obligations”):  (i) all obligations, liabilities and indebtedness of any kind, nature and description of Borrower to Agent and any Lender and/or their affiliates, including principal, interest, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or, otherwise, whether arising under the Loan Agreement, any of the other Financing Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of Borrower or its successors to Agent and any Lender arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Lender and (ii) all expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by Agent or any Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrower’s obligations, liabilities and indebtedness as aforesaid to Agent or any Lender, the rights of Agent or any Lender in any collateral or under this Guarantee and all other Financing Agreements or in any way involving claims by or against Agent or any Lender directly or indirectly arising out of or related to the relationships between Borrower, any Guarantor or other Obligor (as hereinafter defined) and Agent or any Lender, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to Borrower or any Guarantor under the United States Bankruptcy Code or any similar statute.

(b) This Guarantee is a guaranty of payment and not of collection.  Each Guarantor agrees that Agent and Lenders need not attempt to collect any Guaranteed Obligations from Borrower, any other Guarantor or any other Obligor or to realize upon any collateral, but may require any Guarantor to make immediate payment of all of the Guaranteed Obligations to Agent when due, whether by maturity, acceleration or otherwise, or at any time thereafter.  Agent and Lenders may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including reasonable attorneys’ fees and legal expenses incurred by Agent or any Lender with respect thereto or otherwise chargeable to Borrower or Guarantors) and in such order as Agent may elect.

(c) Payment by Guarantors shall be made to Agent at the office of Agent from time to time on demand as Guaranteed Obligations become due.  Guarantors shall make all payments to Agent on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind.  One or more successive or concurrent actions may be brought hereon against any Guarantor either in the same action in which Borrower or any of the other Guarantors or any other Obligor is sued or in separate actions.  In the event any claim or action, or action on any judgment, based on this Guarantee is brought against any Guarantor, each Guarantor agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Agent or any Lender to any Guarantor.

(d)  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section (e) hereof.  The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the Lenders, and each Guarantor shall remain liable to the Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

(e)  Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Lender against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Lenders by Borrowers on account of the Obligations are paid in full and Financing Agreements are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

2.     Waivers and Consents.

(a) Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or any Guarantor is entitled are hereby waived by each Guarantor.  Each Guarantor also waives notice of and hereby consents to, (i) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Lender for the obligations of Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an “Obligor” and collectively, the “Obligors”), including, without limitation, the surrender or release by Agent of any one of Guarantors hereunder, (iii) the exercise of, or refraining from the exercise of any rights against Borrower, any Guarantor or any other Obligor or any collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (v) any financing by Agent or any Lender of Borrower under Section 364 of the United States Bankruptcy Code or consent to the use of cash collateral by Agent or Lenders under Section 363 of the United States Bankruptcy Code.  Each Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantors hereunder shall not be otherwise impaired or affected by any of the foregoing.

(b) No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower in respect of any of the Guaranteed Obligations, or any Guarantor in respect of this Guarantee, affect, impair or be a defense to this Guarantee.  Without limitation of the foregoing, the liability of any Guarantor hereunder shall not be discharged or impaired in any respect by reason of any failure by Agent or any Lender to perfect or continue perfection of any lien or security interest in any collateral or any delay by Agent or any Lender in perfecting any such lien or security interest.  As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, each Guarantor shall be liable therefor, even if Borrower’s liability for such amounts does not, or ceases to, exist by operation of law.  Each Guarantor acknowledges that Agent and Lenders have not made any representations to any Guarantor with respect to Borrower, any other Guarantor or Obligor or otherwise in connection with the execution and delivery by any Guarantor of this Guarantee and each Guarantor is not in any respect relying upon Agent or any Lender or any statements by Agent or any Lender in connection with this Guarantee.

(c) Until all of the Guaranteed Obligations have been fully and finally paid and satisfied in full in immediately available funds and the Financing Agreements have been terminated, (i) each Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Borrower, any collateral for the Guaranteed Obligations or other assets of Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Agent or any Lender by each Guarantor hereunder and (ii) each Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantors might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantors, Borrower or any other Obligor upon the Guaranteed Obligations or realized from their property.

3.     Subordination.  Payment of all amounts now or hereafter owed to Guarantors by Borrower or any other Obligor is hereby subordinated in right of payment to the fully and finally payment to Agent and Lenders of the Guaranteed Obligations and, except as permitted to be paid by Borrower to Guarantors pursuant to and in accordance with the Loan Agreement, all such amounts and any security and guarantees therefor are hereby assigned to Agent as security for the Guaranteed Obligations.

4.     Acceleration.  Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, the liability of Guarantors for the entire Guaranteed Obligations shall mature and become immediately due and payable, even if the liability of Borrower or any other Obligor does not, upon the occurrence of any act, condition or event which constitutes an Event of Default as such term is defined in the Loan Agreement.

5.     Account Stated.  The books and records of Agent showing the account between Agent and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantors as prima facie evidence of the items therein set forth, and the monthly statements of Agent rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrower, shall be deemed conclusively correct and constitute an account stated between Lender and Borrower and be binding on Guarantors.

6.     Termination.  This Guarantee is continuing, unlimited, absolute and unconditional.  All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee.  Each Guarantor shall continue to be liable hereunder until the earlier to occur of the following:  (a) subject to the terms of Section 7 of this Guarantee, the Guaranteed Obligations, other than unasserted contingent indemnification obligations, have been paid and satisfied in full in cash or other immediately available funds and (b) one of Agent’s officers actually receives a written termination notice from a Guarantor sent to Agent at its address set forth above by certified mail, return receipt requested and thereafter as set forth below.  Such notice received by Agent from any one of Guarantors shall not constitute a revocation or termination of this Guarantee as to any of the other Guarantors.  Revocation or termination hereof by any Guarantor shall not affect, in any manner, the rights of Agent or any obligations or duties of any Guarantor (including the Guarantor which may have sent such notice) under this Guarantee with respect to (a) Guaranteed Obligations which have been created, contracted, assumed or incurred prior to the receipt by Agent of such written notice of revocation or termination as provided herein, including, without limitation, (i) all amendments, extensions, renewals and modifications of such Guaranteed Obligations (whether or not evidenced by new or additional agreements, documents or instruments executed on or after such notice of revocation or termination), (ii) all interest, fees and similar charges accruing or due on and after revocation or termination, and (iii) all reasonable attorneys’ fees and legal expenses, costs and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of such Guaranteed Obligations against Borrower, Guarantors or any other Obligor (whether or not suit be brought), or (b) Guaranteed Obligations which have been created, contracted, assumed or incurred after the receipt by Agent of such written notice of revocation or termination as provided herein pursuant to any contract entered into by Agent or any Lender prior to receipt of such notice.  The sole effect of such revocation or termination by any Guarantor shall be to exclude from this Guarantee the liability of such Guarantor for those Guaranteed Obligations arising after the date of receipt by Agent of such written notice which are unrelated to Guaranteed Obligations arising or transactions entered into prior to such date.  Without limiting the foregoing, this Guarantee may not be terminated and shall continue so long as the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof).

7.     Reinstatement.  If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender.  Each Guarantor shall be liable to pay to Agent and Lenders, and does indemnify and hold

Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 7 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds.  This Section 7 shall survive the termination or revocation of this Guarantee.

8.     Amendments and Waivers.  Neither this Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent.  Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent would otherwise have on any future occasion, whether similar in kind or otherwise.

9.     Existence, Power and Authority.  Each Guarantor is an entity duly organized or formed and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign entity and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of any Guarantor or the rights of Agent and Lenders hereunder or under any of the other Financing Agreements.  The execution, delivery and performance of this Guarantee is within the corporate powers of each Guarantor, have been duly authorized and are not in contravention of law or the terms of the certificates of incorporation, by-laws, or other organizational documentation of each Guarantor, or any indenture, agreement or undertaking to which any Guarantor is a party or by which any Guarantor or its property are bound.  This Guarantee constitutes the legal, valid and binding obligation of each Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws of general application affecting the enforceability of creditors’ rights generally or by general principles of equity limiting the availability of equitable remedies.  Any one of Guarantors signing this Guarantee shall be bound hereby whether or not any of the other Guarantors or any other person signs this Guarantee at any time.

10.   Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)  The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between any Guarantor or Agent or any Lender, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida excluding any principles of conflicts of laws or other rule that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

(b) Each Guarantor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Circuit Court of Dade County, Florida and the United States District Court for the

Southern District of Florida and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of any Guarantor and Agent or any Lender in respect of this Guarantee or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between any Guarantor or any Borrower and Agent or any Lender or the conduct of any such persons in connection with this Guarantee, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Guarantor or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on collateral at any time granted by any Borrower or any Guarantor to Agent or any Lender or to otherwise enforce its or their rights against any Guarantor or its property).

(c) Each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Guarantor in any other manner provided under the rules of any such courts.

(d) EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY GUARANTOR AND AGENT OR ANY LENDER IN RESPECT OF THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY GUARANTOR OR AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY GUARANTOR AND AGENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Notwithstanding any provision contained herein, Agent and Lenders shall not have any liability to any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent or such Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Loan Agreement and the other Financing Agreements.

11.   Notices.  All notices, requests and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtor:	Mackie Designs Inc.
16220 Woodinville-Redmond Rd., N.E.
Attention: Chief Financial Officer
Telephone No.: 425-487-4335
Telecopy No.: 425-483-6595

with a copy to:	Sun Capital Partners Management, LLC
5355 Town Center Road, Suite 802
Boca Raton, Florida 33486
Attention: Marc J. Leder,
Rodger R. Krouse and
C. Deryl Couch, Esq.
Telephone No.: 561-394-0550
Telecopier No.: 561-394-0540

with a copy to:	Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois
Attention: Francesco Penati, Esq.
Telephone No.: 312-861-2000
Telecopier No.: 312-861-2200

If to Secured Party:	Congress Financial Corporation (Florida)
777 Brickell Avenue
Miami, Florida 33131
Attention: Portfolio Manager
Telephone No.:305-371-6671
Telecopy No.:305-371-9456

12.   Partial Invalidity.  If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this

Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.   Entire Agreement.  This Guarantee represents the entire agreement and understanding of this parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts among the parties concerning the subject matter hereof, whether oral or written.

14.   Successors and Assigns.  This Guarantee shall be binding upon Guarantors and their respective successors and assigns and shall inure to the benefit of Agent and each Lender and their successors, endorsees, transferees and assigns.  The liquidation, dissolution or termination of any Guarantor shall not terminate this Guarantee as to such entity or as to any of the other Guarantors.

15.   Construction.  All references to the term “Guarantors” wherever used herein shall mean each and all of Guarantors and their respective successors and assigns, individually and collectively, jointly and severally (including, without limitation, any receiver, trustee or custodian for any Guarantor or any of their respective assets or any Guarantor in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code or any similar law).  All references to the term “Agent” wherever used herein shall mean Agent and its successors and assigns.  All references to the term “Lender” wherever used herein shall mean Lender and its successors and assigns.  All references to the term “Borrower” wherever used herein shall mean Borrower and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Borrower or any of its assets or Borrower in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code or any similar law).  All references to the term “Person” or “person” wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality of political subdivision thereof.  All references to the plural shall also mean the singular and to the singular shall also mean the plural.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guarantee as of the day and year first above written.

MACKIE DESIGNS MANUFACTURING, INC.

By:	/s/ James T. Engen

Title:	President

SIA SOFTWARE COMPANY, INC.

By:	/s/ James T. Engen

Title:	President

MACKIE INVESTMENT CO.

By:	/s/ James T. Engen

Title:	President